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                                                                       EXHIBIT 5

                          NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW


                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

                 TELEPHONE: 617-439-2000     FACSIMILE: 617-973-9748


CAPE COD OFFICE                                              DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS


                                October 15, 1999


MacDermid, Incorporated
245 Freight Street
Waterbury, CT 06702


Gentlemen/Ladies:


        Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") which MacDermid, Incorporated (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 1,500,000 shares of common stock, without par value (the "Common Stock"), issuable pursuant to the MacDermid, Incorporated Profit Sharing and Employee Stock Ownership Plan and MacDermid Equipment 401(K) Plan (collectively, the "Plans"), and an indeterminate number of shares of such Common Stock which may be issued or become issuable under the Plans by reason of stock dividends, stock splits or other recapitalizations executed hereafter, and an indeterminate amount of interests to be offered or sold pursuant to the Plans.

         We are familiar with the Company's articles of organization and By-laws, both as amended to date (collectively, the "Organizational Documents"), and have examined the Plans and such other documents as we deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that:

         1. When issued and paid for in compliance with the terms of the Plans, the Organizational Documents and applicable state law, the 1,500,000 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable; and

         2. The additional shares of Common Stock which may become issuable under the Plans by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in compliance with the terms of the Plans, the Organizational Documents and applicable state law, will be duly and validly issued, fully paid and non-assessable.





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        We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.



                                        Very truly yours,


                                        /s/ Nutter, McClennen & Fish, LLP
                                        ---------------------------------------
                                        NUTTER, McCLENNEN & FISH, LLP


MEM/DMR


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